UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                -------------------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2005

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------

            Nevada                         000-49735             87-0642947
        -------------                    ------------           -------------
(State or other jurisdiction of     (Commission File Number)   (IRS Employer
        incorporation)                                       Identification No.)

--------------------------------------------------------------------------------
                        3170 De La Cruz Blvd., Suite 108
                              Santa Clara, CA 95054

               (Address of principal executive offices) (Zip Code)
--------------------------------------------------------------------------------

       Registrant's telephone number, including area code: (408) 986-6020


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On June 10, 2005, Siemens served the Company with a summons and complaint for $144,702.51 outstanding and due under such note plus costs incurred in connection with enforcing such note. Subsequently, the Company made a $50,000 payment on such note and the current balance plus accrued interest is approximately $102,258.

     On July 14, 2005, Siemens Medical Solutions USA, Inc. ("Siemens") and Intraop Medical Corporation (the "Company") reached a settlement with respect to approximately $102,258 owed by the Company to Siemens pursuant to an outstanding unsecured promissory note dated December 3, 2004 in the original principal amount of $171,185, which was payable in full on December 31, 2004. The parties have agreed that the Company will repay such note in two installments, $50,000 by July 30, 2005 and the balance of the outstanding principal and accrued interest by August 31, 2005. In addition, the Company entered into a stipulation of entry of judgment for such amount plus costs and Siemens agreed to forbear enforcing such judgment so long as the Company makes the agreed payments.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            INTRAOP MEDICAL CORPORATION


Date:  July 15, 2005                        By: /s/ Donald A. Goer
                                                --------------------------------
                                                 Donald A. Goer
                                                 Chief Executive Officer